Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "405 HOLDING CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 2012, AT 5:13 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5266716 8100

121397785

AUTHENTICATION: 0102534

DATE: 12-27-12

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:16 PM 12/27/2012
FILED 05:13 PM 12/27/2012
SRV 121397785 - 5266716 FILE

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
***A* STOCK CORPORATION**

- **First:** The name of this Corporation is 405 Holding Corporation.
- **Second:** Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400 Street, in the City of Wilmington County of New Castle Zip Code 19808. The registered agent in charge thereof is Corporation Service Company.

  Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
- **Fourth:** The amount of the total stock of this corporation is authorized to issue is 1000 shares (number of authorized shares) with a par value of .01 per share.
- **Fifth:** The name and mailing address of the incorporator are as follows:
  Name Akomea Poku-Kankam
  Mailing Address 202 East Franklin Street Suite C
  Monroe, NC Zip Code 28112
- **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 27th day of December, A.D. 2012.

BY: [signature]
(Incorporator)

NAME: O. Akomea Poku-Kankam
(type or print)

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "405 HOLDING CORPORATION", CHANGING ITS NAME FROM "405 HOLDING CORPORATION" TO "RCS CAPITAL CORPORATION", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF FEBRUARY, A.D. 2013, AT 5:46 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5266716 8100

130193743

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 0225526

DATE: 02-19-13

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:46 PM 02/19/2013
FILED 05:46 PM 02/19/2013
SRV 130193743 - 5266716 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

405 HOLDING CORPORATION

405 Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Incorporator of said corporation, by written consent filed with the minutes of the corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

> RESOLVED, that the Certificate of Incorporation of 405 Holding Corporation be amended by changing the Article thereof captioned "First" so that, as amended, said Article shall be and read as follows: "The name of this Corporation is RCS Capital Corporation."

THIRD: That the corporation has not received any payment for any of its stock.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 241 of the General Corporation Law of the State of Delaware.

FIFTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, said 405 Holdings Corporation has caused this certificate to be signed by Akomea Poku-Kankam, its Incorporator, this 19th day of February, 2013.

405 HOLDING CORPORATION

By: ______________________
Akomea Poku-Kankam, Incorporator

AMERICAN REALTY CAPITAL
RCS CAPITAL, LLC
405 Park Avenue, 15th Floor, New York, NY 10022
T: (212) 415-6500 F: (212) 421-5799
WWW.AMERICANREALTYCAP.COM

February 5, 2013

405 Holding Corporation
106 York Rd.
Jenkintown, PA 19046

RE: CONSENT TO USE NAME "RCS CAPITAL CORPORATION"

Dear 405 Holding Corporation:

You are hereby granted permission to amend your name to read "RCS Capital Corporation", as this will not conflict with our RCS Capital, LLC entity.

Regards,

Edward Michael Weil, Jr.
President of RCS Capital, LLC